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ALEXION PHARMACEUTICALS, INC.
2017 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT FOR NON-Employee DIRECTORS
Award: [ ] Restricted Stock Units

THIS AGREEMENT (the "Agreement") by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and you ("Participant") sets forth the terms and conditions of an award of restricted stock units granted to Participant on May 15, 2019 (the "Grant Date") under the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan (as amended and in effect from time to time, the "Plan"), which is incorporated herein by reference.
W I T N E S S E T H:
WHEREAS, pursuant to the Plan, the Company has granted to Participant, and Participant desires to accept, an award (the "Award") of restricted stock units ("RSUs"), upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
NOW, THEREFORE, the parties hereto agree as follows:

1.Grant. The Company hereby grants to Participant on the Grant Date the number of RSUs set forth above, subject to the terms and conditions of the Plan and this Agreement. An RSU is an unfunded and unsecured promise to deliver (or cause to be delivered) to Participant, subject to the terms and conditions of the Plan and this Agreement, a share of Stock (each, a "Share") on the delivery date or as otherwise provided herein. Until such delivery, Participant has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company.
2.Vesting. The RSUs shall become fully vested as follows: twenty five percent (25%) of the Award on each of the following dates: August 15, 2019; November 15, 2019; February 15, 2020 and May 15, 2020 (each such date, a "Vesting Date"); provided that the Participant remains in continuous service as a Director from the Grant Date through the applicable Vesting Date. While Participant’s continuous service is not required in order to receive delivery of Shares underlying RSUs that are vested in accordance with this Agreement at the time Participant’s service with the Company terminates, all other terms and conditions of this Agreement shall continue to apply to such vested RSUs. The Award will terminate, and no Shares underlying such vested RSUs will be delivered, if Participant fails to comply with such terms and conditions.
3.Delivery. As soon as administratively feasible after each of the dates the RSUs vest under Section 2 above, but no later than thirty (30) days following each such vesting date, the Company shall cause to be delivered to the Participant (or in the event of the Participant’s death, the Participant’s beneficiary or legal representative) the Shares underlying the vested RSUs in accordance with this Agreement. No Shares will be issued pursuant to the Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Company. In the event that any Shares are to be delivered to an individual other than the original Participant, the Company will be under no obligation to deliver shares of Stock hereunder unless and until it is satisfied as to the authority of the individual to receive the Shares.

4.Nontransferability. This Award may not be transferred except as expressly permitted by Section 6(a)(3) of the Plan.
5.Forfeiture and Recoupment of Gains. Except as otherwise provided in Section 2, upon the cessation of Participant’s service as a Director, Participant shall forfeit, without payment, any and all RSUs that were outstanding but that had not yet become vested immediately prior to such termination of service, and such RSUs shall cease to be outstanding and no Shares will be delivered in respect thereof. By accepting the Award the Participant expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Award or to any Shares acquired under the Award or any proceeds from the disposition thereof are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.
6.Continuance as Director. Nothing in this Agreement shall be deemed to create any obligation on the part of the Board to nominate Participant for reelection as a Director by the Company’s stockholders or give Participant any right to continue to serve as a Director or interfere with the right of the Company or the Board to terminate the service of Participant.
7.Provisions of the Plan. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof (except as expressly provided herein). Participant acknowledges that he or she received a copy of the Plan prior to the date of this Agreement. By acceptance of the Award, the Participant agrees to be subject to the terms of the Plan.
8.Tax Matters. Participant understands that he or she (and not the Company) shall be responsible for his or her own tax liability arising from or due in connection with the grant or vesting of the RSUs and/or the delivery of any Shares hereunder. The Company shall have no liability or obligation relating to the foregoing.
9.Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

PARTICIPANT

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Name: